                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8-K



                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934.



       Date of Report (Date of earliest event reported): March 8, 1995
                                                        ---------------



                               Bird Corporation
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                Massachusetts
- --------------------------------------------------------------------------------
                State or other jurisdiction of incorporation)

                 0-828                             04-3082903
- -------------------------------------     --------------------------------------
         (Commission File Number)             (IRS Employer I.D. No.)


      980 Washington St., Suite 120, Dedham, MA              02026-6714
- --------------------------------------------------------------------------------
      (Address of principal executive offices)               (zip code)


                                (617) 461-1414
- --------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


        On March 8, 1995, Bird Incorporated (the "Seller"), a wholly-owned subsidiary of Bird Corporation (the "Registrant"), sold the assets of its vinyl siding business to Bird Vinyl Products Limited, an affiliate of Jannock, Inc. ("Jannock"). The assets sold include a facility in Bardstown, Kentucky at which the Seller has engaged in the production of vinyl siding, vinyl window profiles, soffit, fascia and associated accessories. The purchase price consisted of cash in the amount of $47.5 million and the assumption of liabilities of the Seller associated with its vinyl siding business. The purchase price is subject to adjustment downwards in the event working capital related to the Seller's vinyl siding business at the date of the closing was not at a specified level.

        The Seller has also granted Jannock an option to purchase Bird-Kensington Holding Corp., a wholly owned subsidiary of the Seller which owns a 90% interest in Kensington Partners, a Pennsylvania general partnership engaged in the manufacture and sale of vinyl replacement windows at its facility in Leechburg, Pennsylvania. The option is exercisable within 30 days following the date of the closing. The purchase price payable upon exercise of such option will consist of up to $2.8 million in cash and the assumption of certain liabilities related to such business.

        The foregoing description of this transaction is qualified in its entirety by reference to the Asset Purchase Agreement dated as of September 23, 1994, as amended, which is incorporated herein by reference as an Exhibit to this Report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(b)  Pro Forma Financial Information

     Pro Forma Consolidated Statement of Operations for the Twelve Months Ended December 31, 1993 (Unaudited)

     Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 1994 (Unaudited)

     Pro Forma Consolidated Balance Sheet - September 30, 1994
     (Unaudited)

     Notes to Pro Forma Consolidated Financial Information
     (Unaudited)

(c)  Exhibits

        1. Asset Purchase Agreement dated as of September 23, 1994 among Bird Corporation, Bird Incorporated, and Jannock, Inc., as amended. (Filed as Exhibit B to the Registrant's proxy statement dated February 12, 1995 for the special meeting of its stockholders to be held on March 7, 1995 and incorporated herein by reference.)



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BIRD CORPORATION
                                          (Registrant)





Date:   March 21, 1995                    By: /s/ Joseph M. Grigelevich, Jr.
      ------------------                      ---------------------------------
                                               Joseph M. Grigelevich, Jr.
                                               Vice President, Finance
                                               and Administration

                               BIRD CORPORATION

                 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



The following unaudited balance sheet presents the financial position of Bird Corporation (the "Company") as of September 30, 1994 assuming the sale of the vinyl business assets to Jannock, Inc. had occurred on that date. In addition, the unaudited statement of operations that precede the balance sheet present the results of operations of Bird Corporation for the year ended December 31, 1993 and the nine months ended September 30, 1994 assuming the sale of the vinyl business assets to Jannock, Inc. had occurred immediately prior to commencement of the statement of operations period.

The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma consolidated financial information purports neither to represent what the Company's financial position or results of operations would actually have been if the sale to Jannock had occurred on January 1, 1993, or September 30, 1994 nor to project the Company's financial position or results of operations for any future date or period.

                                                             BIRD CORPORATION AND SUBSIDIARIES
                                                     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                                     (UNAUDITED)

                                                                 Twelve Months Ended
                                                                  December 31, 1993
                                             ---------------------------------------------------------------
                                                              Sale of        Proposed Sale
                                                            Distribution      of Combined         Pro Forma
                                             Historical     Companies(1)    Vinyl Business(2)    as Adjusted
                                             ----------     ------------    -----------------    -----------
(000) Omitted (except share data)
Net Sales                                      $187,745         $96,497           $43,836            $47,412
                                               --------         -------           -------            -------
Costs and expenses:
  Cost of sales                                 151,664          77,630            33,322             40,712
  Selling, general and
   administrative expense (3)                    32,716          16,626             5,647             10,443
  Net interest expense                            2,472           1,406             1,066                  0
  Net discontinued business
   activities                                       268               0                 0                268
  Equity losses from partnership                  2,625               0                 0              2,625
  Other expense (4)                               3,278             129                 0              3,149
                                               --------         -------           -------            -------
    Total costs and expenses                    193,023          95,791            40,035             57,197
                                               --------         -------           -------            -------
Earnings (loss) from continuing operations
  before income taxes                            (5,278)            706             3,801             (9,785)
Provision (benefit) for income taxes (5)           (637)              0                 0               (637)
                                               --------         -------           -------            -------
Earnings (loss) from continuing operations      ($4,641)           $706            $3,801            ($9,148)
                                                                =======           =======
Cumulative Preferred and Preference
  dividends                                       1,536                                                1,536
Earnings (loss) from continuing operations     --------                                              -------
  applicable to common stock                    ($6,177)                                            ($10,684)
                                               ========                                              =======
Earnings (loss) from continuing operations
  per common share:(6)
  Primary                                        ($1.51)                                              ($2.61)

Average number of shares used in primary
  earnings per share computation              4,097,999                                            4,097,999

                                                        BIRD CORPORATION AND SUBSIDIARIES
                                                   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                                   (UNAUDITED)
                                                                Nine Months Ended
                                                               September 30, 1994
                                             --------------------------------------------------------------
                                                             Sale of       Proposed Sale
                                                           Distribution     of Combined          Pro Forma
                                             Historical    Companies(1)    Vinyl Business(2)    as Adjusted
                                             ----------    ------------    -----------------    -----------
(000) Omitted (except share data)
Net Sales                                      $141,595       $65,891         $36,348            $39,356
                                               --------       -------         -------            -------
Costs and expenses:
  Cost of sales                                 114,813        53,205          27,783             33,825
  Selling, general and
   administrative expense (3)                    22,371        11,020           4,455              6,896
  Net interest expense                            4,138         2,329           1,809                  0
  Net discontinued business
   activities expense                            (1,416)       (1,416)(7)           0                  0
  Equity losses from partnership                  1,644             0               0              1,644
  Other expense                                   1,619            94               0              1,525
                                              ---------     ---------         -------          ---------
    Total costs and expenses                    143,169        65,232          34,047             43,890
                                              ---------     ---------         -------          ---------
Earnings (loss) from continuing operations
  before income taxes                            (1,574)          659           2,301            (4,534)
Provision (benefit) for income taxes (5)              0             0               0                 0
                                              ---------     ---------         -------          ---------

Earnings (loss) from continuing operations      ($1,574)         $659          $2,301           ($4,534)
                                                            =========         =======
Cumulative Preferred and Preference
  dividends                                       1,152                                           1,152
                                              ---------                                        ---------
Earnings (loss) from continuing operations
  applicable to common stock                    ($2,726)                                        ($5,686)
                                              =========                                        =========
Earnings (loss) from continuing operations
  per common share:(6)
  Primary                                        ($0.67)                                         ($1.40)

Average number of shares used in primary
  earnings per share computation              4,051,050                                       4,051,050

                                                                  BIRD CORPORATION AND SUBSIDIARIES
                                                           PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)


                                                                          September 30, 1994
                                        ------------------------------------------------------------------------------------------
                                                                              Sale of           Proposed Sale
(000) Omitted (except share data)                                          Distribution          of Combined            Pro Forma
                                        Historical       Adjustments       Company (10)       Vinyl Business(11)       as Adjusted
                                        ----------       -----------      -------------       ------------------       -----------

Assets

Current Assets:
  Cash and equivalents                     $200           $0                    $0              $18,888 (8)             $19,088
  Accounts and notes receivable          28,541         (908)(9)              (653)             (13,583)                 13,397
     Allowance for doubtful accounts     (3,344)         208 (9)               126                  697                  (2,313)
  Inventories                            10,767            0                (1,804)              (5,497)                  3,466
  Prepaid Expenses                        2,632          (33)(9)               (22)              (1,103)                  1,474
  Receivable from sale of assets          1,996            0                   (99)                   0                   1,897
  Deferred income tax                       170            0                     0                    0                     170
                                        -------        ------              --------             --------                -------

               Total current assets      40,962         (733)               (2,452)                (598)                 37,179
                                        -------        ------              --------             --------                -------

Property, Plant and Equipment:
  Land and land improvements              3,145            0                     0                 (174)                  2,971
  Buildings                              11,437            0                   (68)              (4,805)                  6,564
  Machinery and equipment                29,686            0                  (318)             (10,677)                 18,691
  Construction in progress                4,480            0                     0                  (60)                  4,420
                                        -------        ------              --------             --------                -------
                                         48,748            0                  (386)             (15,716)                 32,646

  Less - Depreciation and amortization   23,390            0                  (302)             (10,192)                 12,896
                                        -------        ------              --------             --------                -------
                                         25,358            0                   (84)              (5,524)                 19,750
                                        -------        ------              --------             --------                -------

Other investments                         2,868          (96)(9)                 0                    0                   2,772
Assets held for sale                      7,500            0                     0                    0                   7,500
Other assets                              1,660            0                   230                 (211)                  1,679
Deferred income tax                       5,051            0                     0               (3,600)(8)               1,451
                                        -------        ------              --------             --------                -------

                                        $83,399        ($829)              ($2,306)             ($9,933)                $70,331
                                        =======        ======              ========             ========                =======

                                                                        BIRD CORPORATION AND SUBSIDIARIES
                                                                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                                                               September 30, 1994
                                                        ----------------------------------------------------------------------------
                                                                                       Sale of       Proposed Sale
                                                                                     Distribution     of Combined         Pro Forma
(000) Omitted (except share data)                       Historical   Adjustments     Company (10)   Vinyl Business(11)   as Adjusted
                                                        ----------   -----------     ------------   ------------------   -----------
Liabilities and Stockholders' Equity
Current Liabilities:
  Long-term debt, portion due within one year                 $666            $0            $0            ($296) (8)         $370
  Long-term debt in default, classified as current          28,158             0        (1,657)         (26,113) (8)          388
  Accounts payable and accrued expenses                     16,392         1,655 (9)      (553)          (4,105)           13,389
  Retirement plan contributions payable                        384             0             0              (71)              313
  Income taxes payable                                         452          (124)(9)         0           (1,200) (8)        1,528
  Dividends Payable                                              0             0             0                0                 0
  Liquidation Reserve                                        2,777        (2,360)(9)         0                0               417
                                                        ----------   -----------     ---------      -----------          --------
               Total current liabilities                    48,829          (829)       (2,210)         (29,385)           16,405
                                                        ----------   -----------     ---------      -----------          --------

Long-term Debt, Portion Due After One Year                   1,140             0            0               (61) (8)        1,079
                                                        ----------   -----------     ---------      -----------          --------
Other Liabilities                                            1,250             0         (146)                0             1,104
                                                        ----------   -----------     ---------      -----------          --------
Deferred Income Taxes                                           23             0            0                 0                23
                                                        ----------   -----------     ---------      -----------          --------

Stockholders' Equity
  Preferred and Preference stocks at par value               1,396             0            0                 0             1,396
  Common stock at par value                                  4,339             0            0                 0             4,339
  Other Stockholders' Equity (12)                           26,422             0           50            19,513 (8)        45,985
                                                        ----------   -----------     ---------      -----------          --------
                                                            32,157             0           50            19,513            51,720
                                                        ----------   -----------     ---------      -----------          --------

                                                           $83,399         ($829)     ($2,306)          ($9,933)          $70,331
                                                        ==========   ===========     =========      ===========          ========

                       BIRD CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (unaudited)
                                   FOOTNOTES
                                   ---------


       (1) Reflects the sale of the building materials distribution business to Wm. Cameron & Co. ("Cameron") on August 22, 1994 including the pending sale of substantially all the assets of Southland Building Products, Inc. ("Southland") to Cameron. Proceeds from the sale were used to reduce the Company's indebtedness under the Third Amended Credit Agreement between the Company and The First National Bank of Boston, Philadelphia National Bank, incorporated as Corestates, N.A. and The Bank of Tokyo Trust Co. between the Company and The First National Bank of Boston, Philadelphia National Bank, incorporated as Corestates, N.A. and The Bank of Tokyo Trust Co. between the Company and The First National Bank of Boston, Philadelphia National Bank, incorporated as Corestates, N.A. and The Bank of Tokyo Trust Co. by approximately $25 million. As of September 30, 1994, the revolving credit line commitment totaled $25,825,000 and the total principal outstanding on the term loan totaled $14,928,000. The interest rates on the revolving credit line and the term loan under the Third Amended Credit Agreement were 8.75% and 9.75%, respectively. Interest expense was adjusted by $1.3 million and $2.3 for the twelve months ended December 31, 1993 and the nine months ended September 30, 1994, respectively, to reflect the indebtedness reduced by such proceeds. The pro forma results of operations for the period ended September 30, 1994 do not include any interest income on such proceeds or the gain on the sale of Southland. Such gain amount is presented as an adjustment to retained earnings on the pro forma consolidated balance sheet as of September 30, 1994.

       (2) Reflects the results of operations relating to the sale of the vinyl business (excluding Kensington) The proceeds were applied to reduce the Company's indebtedness under the Loan and Security Agreement dated November 30, 1994 with Shawmut Capital Corporation (the "Loan Agreement"). As of November 30, 1994, the revolving credit line commitment under the Loan Agreement totaled $24 million and the total principal outstanding on the term loans totaled $15 million. The interest rates on the revolving credit line and the term loan under the Loan Agreement were 9.5% and 9.75%, respectively. The anticipated gain of $19.5 million attributable to the transaction is not presented in the pro forma consolidated statements of operations. Such gain amount is presented as an adjustment to retained earnings on the pro forma consolidated balance sheet as of September 30, 1994. Interest expense for the twelve months ended December 31, 1993 and the nine months ended September 30, 1994 was virtually eliminated as a result of reducing the Company's indebtedness. No amount relating to interest income on such proceeds is included in the pro forma results presented.

                       BIRD CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
                                   FOOTNOTES
                                   ---------
                                  (continued)



       (3) SG&A expenses for the distribution businesses and the vinyl business include historical allocations of corporate overhead expenses amounting to $856,000 and $1,060,000, respectively, for the year ended December 31, 1993, and $368,000 and $703,000, respectively, for the nine months ended September 30, 1994. Such expenses represent the estimated reduction to be realized in on-going corporate SG&A including payroll-related costs for headcount reductions, facilities expenses and systems support, due to the sales of these businesses.

       (4) Represents certain non-recurring charges more fully described in Note 8 to the 1993 consolidated financial statements of the Company.

       (5) The provision(benefit) for income taxes is based on the Company's historical effective tax rate and results for the nine months ended September 30, 1994 and recalculated based on the results from continuing operations for the twelve months ended December 31, 1993.

       (6) The "historical" and "pro forma as adjusted" earnings(loss) per share amounts have been determined after deducting the dividend requirement for the Company's preferred and preference stock. Earnings(loss) per share are based on the weighted average number of common shares outstanding and exclude common stock equivalents since they are anti-dilutive.

       (7) Reflects an approximate $2.7 million gain on the sale of substantially all of the Company's building material distribution businesses and the loss of approximately $1.3 million on sale of the Company's interest in Mid-South Building Supply, Inc. Historical results of operations for this business were breakeven for the twelve months ended December 31, 1993 and the period ended September 30, 1994.

       (8) Cash proceeds and the anticipated gain on the transaction have been reduced by approximately $2.5 million representing estimated legal costs, severance and financial advisor payments and other expenses and costs associated with the sale and by approximately $706,000 representing unamortized deferred debt issuance costs. In addition, proceeds amounting to approximately $27.6 million are reflected as a reduction in the Company's indebtednesss. The anticipated gain, which is not reflected on the pro forma consolidated statements of operations, also reflects the tax effect of the transaction and, accordingly, has been reduced by approximately $1.2 million and approximately $3.6 million for the estimated state income taxes payable and deferred income taxes, respectively.

                       BIRD CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
                                   FOOTNOTES
                                   ---------
                                  (continued)



            The anticipated gain is subject to adjustment in accordance with the Purchase Agreement dated as of September 23, 1994, as amended, between the Company, Bird Incorporated and Jannock, Inc.

            Computation of cash proceeds and the gain on the sale are presented below:

            Computation of Net Cash Proceeds from Combined Sale Transaction
            ---------------------------------------------------------------

            Gross proceeds                                         $47,500
            Less:
              Legal                               210
              Severance                         1,500
              Financial Advisor                   790     2,500
                                               ------
              Long-term debt in defaults,
                 classified as current                   26,113     28,613
                                                        -------    -------
            Net proceeds                                           $18,887
                                                                   =======




            Calculation of Gain on Sale Reflected in Pro forma Stockholders
            ---------------------------------------------------------------
            Equity
            ------
            Gross proceeds                                         $47,500
            Less:
              Net book value of assets sold              19,981
              Severance, legal, financial
                advisor, etc.                             2,500     22,481
                                                         ------    -------
            Gain on sale before taxes                               25,019
              Provision for income taxes                             4,800
                                                                   -------
                                                                    20,219
              Less unamortized debt issuance costs                     706
            Net gain on sale reflected as an                       -------
              adjustment to stockholders equity                    $19,513
                                                                   =======

       (9) In June 1994, the company and the Board of Directors agreed to sell its share in Bird Environmental Gulf Coast, Inc. ("BEGCI") the "off-site" environmental business, to the minority shareholders resulting in a write-down of approximately $9 million to its net estimated realizable value of $7.5 million. These adjustments reflect this decision and, accordingly, the net estimated realizable value is shown in other assets as "assets held for sale" on the September 30, 1994 pro forma consolidated balance sheet. In addition, the assets and liabilities of the entire environmental business segment have been netted and are shown as "assets held for sale" for BEGCI


                       BIRD CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
                                   FOOTNOTES
                                   ---------
                                  (continued)



            on the pro forma balance sheet. The remaining liquidation reserve represents severance payments due former employees of the environmental business.

       (10) Reflects the sale of substantially all of the assets of Southland to Cameron. This sale closed on November 28, 1994.

       (11) Reflects the proposed sale of the vinyl business.

       (12) Includes unearned compensation amounting to approximately $300,000 at September 30, 1994 that will be recognized as a reduction of the anticipated gain from the sale of the vinyl business upon closing. However, there will be no impact on total stockholders' equity. Such compensation relates to the restricted stock under the Long Term Incentive Plan that will become vested as a direct result of the sale.